EMPLOYMENT AGREEMENT

AGREEMENT  made as of the 9th day of  March,  2000 by and  between  Junction  15
Limited whose registered office is at 37 Warren Street, London, W1P 5PD (the "Company") and Ian Charles Norris McCalla, an individual residing at 57 Streathbourne Road, London, SW17 8RA (hereinafter called the "Employee").

                              W I T N E S S E T H:

WHEREAS, this Agreement is intended to supersede and replace all prior agreements, understandings and arrangements between or among the Company and the Employee relating to the employment of the Employee.

NOW, THEREFORE, it is agreed as follows:

     1. Retention of Services. The Company hereby retains the services of Employee, and Employee agrees to furnish such services, upon the terms and conditions hereinafter set forth.

     2. Term. Subject to earlier termination on the terms and conditions hereinafter provided, and further subject to certain provisions hereof which survive the term hereof, the term of this Agreement shall be comprised of a three (3) year period of employment commencing on the date hereof.

     3.   Duties and Extent of Services During Period of Employment.

          (a) During the term of employment, Employee shall be employed as Managing Director of the Company or in such other equivalent executive positions with the Company and/or its associated companies, which shall mean Vizacom Inc. ("Vizacom") being the Company's holding company and any company which is for the time being a subsidiary of Vizacom ("Associated Companies" and each an "Associated Company"), as may be determined by the Board of Directors of Vizacom ("the Board"). In such capacity, Employee agrees that he shall devote his full time business efforts to serving the Company and Associated Companies under the direction of the Board shall perform all duties incident to his position on behalf of the Company to the best of his ability and shall perform such other duties as may from time to time be assigned to him by the Board.

          (b) The Company and Employee agree that Employee shall perform his basic responsibilities and duties hereunder at the offices for the time being of the Company in Greater London or elsewhere in the United Kingdom as the Company and the Employee may agree; subject, however, to the travel requirements of his position.

     4. Remuneration. During the period of employment, Employee shall be entitled to receive the following compensation for his services:

          (a) The Company shall pay to Employee a salary at an initial rate of BP90,000 per annum for the first year commencing on the date hereof increasing to BP100,000 per annum for the second and third years commencing on the first anniversary of such date, payable in equal bi-weekly installments or in such other manner as shall be consistent with the Company's payroll practices.

          (b) (i) In addition to the salary provided in clause (a) above, not later than one hundred twenty (120) days after the end of each fiscal year or part thereof of the Company, the Company shall pay to Employee, as incentive compensation, with respect to each fiscal year during the Term of this Agreement the first such year beginning on 1 January 2000, a bonus which shall be payable so long as the Employee remains employed by the Company.

          The amount of the bonus shall be calculated as a proportion of the Employee's salary for the time being hereunder ("Salary" ) according to the extent to which the Company achieves the annual targets for Gross Profit of the Base Business as set out in the business plans to be agreed between the Employee and the Board (and as reviewed by agreement of the parties on any acquisition or other addition to the Base Business or otherwise from time to time) on the following basis:

     % of Gross Profit achieved                        Bonus as % of Salary
     --------------------------                        --------------------

               60                                               5
               75                                               10
               90                                               15
               100                                              20
               over 100                              1/2% for each 1% over 100


               (ii) For purposes of this Paragraph 4(b),

                    (A) "Base Business" shall mean the business conducted by the Company, including any company, entity or other business acquired by or merged or combined with the Company which carries on effectively the same business;

                    (B) "Net Revenues" shall mean the net revenues of the Base Business, net of returns, discounts and allowances, as computed in accordance with generally accepted accounting principles in the United States consistently applied with the accounting principles of the Company ("GAAP"), but not including any amortization of goodwill;

                    (C) Gross Profit shall mean Net Revenues less cost of goods sold or cost of sales computed as follows:

                         (I)   The following items shall be included in the cost
of goods sold or cost of sales:

(1) all salaries, consulting fees and other compensation paid to website development and other employees and consultants which provide the services or produce the products of the Base Business; and

(2) all direct expenses which are properly considered part of cost of goods sold or cost of sales under GAAP.

                         (II) The following items shall be excluded from cost of
goods sold or cost of sales:

(1)  any management fee payable by Junction to the Company;

(2)  any allocation of corporate overhead of the Company to Junction;

(3)  any extraordinary items.

                    (D) The Company shall have sole authority and control over the conduct of the Base Business, including without limitation, all decisions relating to customers and accounts to be solicited, pricing and marketing programs. In addition, the Company, in its sole discretion, may determine:

(1)  to acquire the stock or assets or any other businesses or to otherwise
enter new  businesses  or  to  consolidate   operations  with  the  Company
or  other subsidiaries of the Company in common facilities, or

(2)  to terminate or sell the Base Business or any other business of Junction.

                    (E) The Company shall maintain separate accounting records for the Base Business sufficient to compute the bonus set forth above.

               (iii) The  Company  agrees to furnish  to  Employee a copy of the Base Business' financial statements not later than one hundred twenty (120) days after the end of each fiscal year of the Company during the term of this Agreement, together with a notice containing the computation of the bonus set forth above (the "Bonus Notice"). If the Employee does not agree in good faith with the calculation of the bonus set forth in the Bonus Notice, the Employee shall deliver a notice ("the Dispute Notice") to the Company setting forth in detail the nature and extent of such disagreement within 30 days after the date of the Bonus Notice. If the Company and the Employee fail to agree with respect thereto within 30 days after receipt by the Company of the Dispute Notice, the dispute shall be referred to a national firm of
independent   chartered accountants  to be designated  by the Company  (which shall not be the Company's regular
chartered accountant), subject to being reasonably acceptable to the Employee (the "Independent Accountants"), for resolution within 30 days after the referral of such dispute to the Independent Accountants. Each of the Company and the Employee shall bear their own expenses with respect to any such dispute, and each of the Company and the Employee shall bear one-half of the expenses of the Independent Accountants in connection therewith.

               (iv) In the event that any company, entity or business is acquired by or merged or combined with the Company at any time during the term of this Agreement, the percentages set forth in paragraph (i) above shall be reduced by multiplying such percentages by a fraction the numerator of which shall be the Net Revenues of the Company for the fiscal year immediately preceding such event, and the denominator of which shall be an amount equal to the sum of the numerator and the net revenues (computed on the same basis as is set forth in paragraph (ii) above) for any such company, entity or business that is acquired by or merged or combined with Junction.

               In the event that this Agreement is terminated other than pursuant to Section 9(a), the Employee shall be entitled to receive the amount which would be payable under this clause (b) for each fiscal quarter of any fiscal year prior to the date of such termination.

     5.   Employee Benefits; Expenses.

          (a) During the term of this Agreement, the Company shall provide to the Employee and his family the right to participate in the Company's then existing medical and dental insurance and other employee benefit plans and policies on the same terms as are then generally available to the Company's executive and managerial employees.

          (b) Employee shall be entitled to paid vacation each year during the term of this Agreement at the rate of twenty (20) days per annum. Vacation shall be taken each year and, if not taken, shall be carried over for one (1) year and, if not taken during such carry-over period, shall be forfeited.

          (c) The Corporation shall reimburse Employee, in accordance with the practice followed from time to time for other executive and managerial officers of the Company, for all reasonable and necessary business and traveling expenses, and other disbursements incurred by Employee for or on behalf of the Corporation in the performance of Employee's duties hereunder, upon presentation by Employee to the Company of an appropriate accounting or documentation of such.

          (d) During the term of this Agreement, the Company shall make employer contributions to the Company's Group Personal Pension Plan operated by Scottish Mutual the greater of 10% of salary pursuant to clause 4(a) or on the same terms as are then generally available to Vizacom's executive and managerial employees.

     6. Disability. If Employee, during the period of employment, becomes unable for any 90 consecutive days in any twelve-month period due to ill health or other physical or mental incapacity, to perform his services hereunder, the Company may thereafter, upon at least 60 days' written notice to Employee, place Employee on disability status. After such action by the Company, Employee shall no longer be entitled to receive any compensation hereunder until the Employee returns to full-time status.

     7.   Confidential Information.

          (a) In the course of Employee's employment by the Company, Employee will have access to and possession of valuable and important confidential or proprietary data or information of the Company and its operations. Employee will not during Employee's employment by the Company or at any time for a period of five (5) years thereafter divulge or communicate to any person nor shall Employee direct any employee, representative or agent of the Company or its affiliates to divulge or communicate to any person or entity (other than to a person or entity bound by confidentiality obligations similar to those contained herein and other than as necessary in performing Employee's duties hereunder) or use to the detriment of the Company or for the benefit of any other person or entity, including without limitation any competitor, supplier, licensor, licensee or customer of the Company , any of such confidential or proprietary data or information or make or remove any copies thereof, whether or not marked or otherwise identified as "confidential" or "secret." Employee shall take all reasonable precautions in handling the confidential or proprietary data or information within the Company to a strict need-to-know basis and shall comply with any and all security systems and measures adopted from time to time by the Company to protect the confidentiality of confidential or proprietary data or information.

          (b) The term "confidential or proprietary data or information" as used in this Agreement shall mean information not generally available to the public, including, without limitation, all database information, personnel
information, financial   information,   customer  lists,   account  lists  or
other account information, names, telephone numbers or addresses, supplier lists, trade secrets, patented or proprietary information, forms, information regarding products, operations, systems, methods, financing, services, know how, computer and any other processed or collated data, computer programs, pricing, marketing, media and advertising data.

          (c) Employee will at all times promptly disclose to the Company in such form and manner as the Company may reasonably require, any inventions, improvements or procedural or methodological innovations, including without limitation relating to programs, methods, forms, systems, services, designs, marketing ideas, products or processes (whether or not capable of being trademarked, copyrighted or patented) conceived or developed or created by Employee during or in connection with Employee's employment hereunder and which relate to the business of the Company ("Intellectual Property"). Employee agrees that all such Intellectual Property shall be the sole property of the Company. Employee further agrees that Employee will execute such instruments and perform such acts as may reasonably be requested by the Company to transfer to and perfect in the Company all legally protectable rights in such Intellectual Property.

          (d) All written materials, books, records and documents made by Employee or coming into Employee's possession during Employee's employment by the Company concerning any products, processes or equipment manufactured, used, developed, investigated, purchased, sold or considered by the Company or otherwise concerning the business or affairs of the Company, including without limitation any files, customer records such as names, telephone numbers and addresses, lists, firm records, brochures and literature, shall be the sole property of the Company, shall not be removed from the Company's premises by the Employee, and upon termination of Employee's employment by the Company, or upon request of the Company during Employee' s employment by the Company, Employee shall promptly deliver the same to the Company. In addition, upon termination of Employee's employment by the Company, Employee will deliver to the Company all other Company property in Employee's possession or under Employee's control, including, but not limited to, financial statements, marketing and sales data, customer and supplier lists, account lists and other account information, database information and other documents, and any Company credit cards.

          (e) The Employee acknowledges that the covenants contained in this
Section 7 are fair and reasonable in order to protect the Company's business and were a material and necessary inducement for the Company to agree to the terms of this Agreement. The Employee further acknowledges that any remedy at law for any breach or threatened or attempted breach of the covenants contained in this
Section 7 may be inadequate and that the violation of any of the covenants contained in this Section 7 will cause irreparable and continuing damage to the Company. Accordingly, the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder, including without limitation an order restraining any further violation of such covenants, or any other relief a court might award, without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security, and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The covenants in this Section 7 shall run in favor of the Company and its successors and assigns. In addition, the Employee agrees to pay the Company the costs it incurs, including reasonable attorneys' fees and expenses, in bringing and prosecuting any proceeding to enforce the terms of this Agreement.

          (f) The provisions of this Section 7 shall survive the termination of this Employment Agreement.

     8.   Non-Competition.

          (a) During the term of this Agreement and for one year thereafter (the "Restricted Period"), the Employee shall not, without the written consent of the Company, directly or indirectly,

               (i) become engaged, concerned or interested in, render services to, invest in, represent, advise or otherwise participate in as an officer, employee, director, stockholder, partner, promoter, agent of, consultant for or otherwise, any business which is conducted in any of the jurisdictions in which the Company's other business is conducted and which is competitive with the business conducted by the Company or any business of an Associated Company in which Employee materially participated, including without limitation the design, development or implementation of Internet web sites, applications, strategies, integration, intranets, extranets or customer service; provided, that this
Section 8(a)(i) shall not prohibit the Employee from purchasing or owning as a passive investment up to three percent (3%) of the outstanding capital stock of a company which is listed or authorized for trading on any recognised securities exchange, Nasdaq or the OTC Electronic Bulletin Board as amended;

               (ii) for the Employee's own account or for the account of any other person or entity (A) interfere with the relationship of the Company or any of the Associated Companies in which the Employee is materially involved with any of their respective suppliers, customers, accounts, brokers, representatives or agents or (B) contact, telephone, meet, solicit or transact any business with any customer, account or supplier of the Company who or which transacts or has transacted business with the Company at any time during the term of this Agreement or such customer, account or supplier of an Associated Company with whom the Employee has had any material contact or dealings; or

               (iii) employ or otherwise engage, or solicit, entice or induce on behalf of the Employee or any other person or entity, the services, retention or employment of any person who has been an employee, principal, partner, stockholder, sales representative, trainee, consultant to or agent of the Company within one year of the date of such offer or solicitation.

          (b) Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available to it for such violation, including but not limited to any injunctive or other equitable relief or the recovery of damages from the Employee.

          (c) The Employee acknowledges that the covenants contained in this
Section 8 are fair and reasonable in order to protect the Company's business and the business of the Associated Companies and were a material and necessary inducement for the Company to agree to the terms of this Agreement. The Employee further acknowledges that any remedy at law for any breach or threatened or attempted breach of the covenants contained in this Section 8 may be inadequate and that the violation of any of the covenants contained in this Section 8 will cause irreparable and continuing damage to the Company. Accordingly, the Company shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief to enforce its rights hereunder, including without limitation an order restraining any further violation of such covenants, or any other relief a court might award, without the necessity of showing any actual damage or irreparable harm or the posting of any bond or furnishing of other security, and that such injunctive relief shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. The covenants in this Section 8 shall run in favor of the

Company and its successors and assigns. In addition, the Employee agrees to pay the Company the costs it incurs, including reasonable attorneys' fees and expenses, in bringing and prosecuting any proceeding to enforce the terms of this Agreement.

          (d) In case any one or more of the terms or provisions contained in this Section 8 shall for any reason be held invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms or provisions hereof, but such term or provision shall be deemed modified or deleted as or to the extent required by applicable law, and such modification or deletion shall not affect the validity of the other terms or provisions of this
Section 8. In addition, if any one or more of the restrictions contained in this
Section 8 shall for any reason be held to be unreasonable with regard to time, duration, geographic scope or activity, the parties contemplate and hereby agree that such restriction shall be modified and shall be enforced to the full extent compatible with applicable law. The parties hereto intend that the covenants contained in this Section 8 shall be deemed a series of separate covenants for each country, state, county and city. If, in any judicial proceeding, a court shall refuse to enforce all the separate covenants deemed included in this
Section 8 because, taken together, they cover too extensive a geographic area, the parties intend that those of such covenants (taken in order of the cities, counties, states and countries therein which are lease populous) which if eliminated would permit the remaining separate covenants to be enforced in such proceeding shall, for the purpose of such proceeding, be deemed eliminated from the provisions of this Section 8.

          (e) The provisions of this Section 8 shall survive the termination of this Employment Agreement.

     9.   Termination.

          (a) The Company may terminate the Employee's services hereunder "for cause" by delivering to Employee not less than ten (10) days prior to the date on which the termination is to be effective, a written notice of termination for cause specifying the act, acts or failure to act that constitute the cause. For the purposes of this agreement, "for cause" shall mean; (i) any act of dishonesty, fraud or embezzlement materially adversely affecting the financial, market, reputation or other interests of the Company, or any affiliate thereof,
(ii) in the event that the Company places Employee on disability status pursuant to Section 6 hereof more than once during the term hereof, (iii) in the event of a conviction of the Employee for any felony or other serious crime materially adversely affecting the Company, or any knowing violation of any English or United States federal or state securities law or regulation, (iv) repeated failure to perform Employee's duties hereunder after notice and thirty (30) days to cure such failure, (v) any material breach by the Employee of this Agreement after notice and thirty (30) days to cure such failure, or (vi) the death of the Employee.

          (b) If the Company terminates Employee's employment hereunder for any reason other than "for cause" as set forth in Section 9(a) hereof, (i) the Company shall pay to the Employee compensation pursuant to Sections 4(a) and 4(b) (and for these purposes the Net

Revenues of the Base Business with respect to each remaining fiscal year during the term of this Agreement shall be deemed to be equal to 120% of such Net Revenues for each immediately preceding fiscal year) hereof at the time and in the manner provided for herein and (ii) the obligations of the Employee pursuant to Section 8 of this Agreement shall terminate, and no other compensation payable hereunder shall be payable to the Employee. If the Company terminates Employee's employment hereunder "for cause" as set forth in Section 9(a) hereof, Employee shall not be entitled to receive any further compensation hereunder. Employee and the Company acknowledge that the foregoing provisions of this paragraph 9(b) are reasonable and are based upon the facts and circumstances of the parties at the time of entering into this Agreement, and with due regard to future expectations.

          (c) The Employee may terminate this Agreement with effect from the second anniversary of the date hereof subject to giving to the Company not less than one hundred and eighty (180) days prior to the date on which the termination is to be effective, a written notice of termination. The provisions of Sections 4(a) and 4(b) shall continue unaffected up to the date of termination.

     10. Notices. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and delivered or mailed by certified or registered mail to it at Glenpointe Center East, 300 Frank W. Burr Boulevard, Box 18, 7th Floor, Teaneck, New Jersey 07666, Attention:
President, or to such other address as the Company may hereafter designate, and a copy to Neil M. Kaufman, Esq., Kaufman & Moomjian, LLC, 50 Charles Lindbergh Boulevard, Suite 206, Mitchel Field, New York 11553. Any notice to be given to Employee hereunder shall be delivered or mailed by certified or registered mail to Employee at the address set forth at the head of this Agreement or such other address as he may hereafter designate.

     11. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any such successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company. In the event of any consolidation or merger of the Company into or with any other corporation during the term of this Agreement, or the sale of all or substantially all of the assets of the Company to another corporation, person or entity during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Employee's obligations hereunder shall continue in favor of such successor corporation.

     12. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

     13. Prior Agreements Superseded. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any other agreements, oral or written, entered into between Employee and the Company prior to the date of this Agreement relating thereto.

     14. Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the England and Wales, without regard to conflicts of laws.

     15. Severability. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law or public policy, the remaining provisions shall remain in full force and effect.

     16. Waiver. No term or provision hereof shall be deemed waived and no breach consented to or excused, unless such waiver, consent or excuse shall be in writing and signed by the party claimed to have waived, consented or excused. A consent, waiver or excuse of any breach shall not constitute a consent to, waiver or, or excuse of any other or subsequent breach whether or not of the same kind of the original breach.

     17.   Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, all of which taken together shall constitute one and the same agreement.

     18. Acknowledgment. Employee acknowledges that he has carefully read this Agreement, has had an opportunity to consult counsel regarding this Agreement and hereby represents and warrants to the Company that Employee's entering into this Agreement, and the obligations and duties undertaken by Employee hereunder, will not conflict with, constitute a breach of or otherwise violate the terms of any other agreement to which Employee is a party and that Employee is not required to obtain the consent of any person, firm, corporation or other entity in order to enter into and perform his obligations under this Agreement.

     19. Schedule. The provisions of the Schedule (which form part of this Agreement) set out certain particulars of employment required to be given for the purposes of the Employment Rights Act 1996.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED by                          )         /s/ Mark E. Leininger
on behalf of JUNCTION 15 LIMITED   )
in the presence of:                )

Witness signature:                           /s/

Name:

Address:

Occupation:



SIGNED by the said                 )         /s/ Ian Charles Norris McCalla
IAN CHARLES NORRIS MCCALLA         )
in the presence of:                )

Witness signature:                           /s/-

Name:
Address:

Occupation:

                                  THE SCHEDULE


In accordance with the Employment Rights Act 1996, the following terms of the Employee's employment are hereby stated to apply on the date of execution of this Agreement:

(a)  Commencement of employment
     --------------------------

     May 1999                   . No  employment with a previous employer counts
as part of the Employee's continuous period of employment.

(b)  Hours of work
     -------------

     See Section 3.  There are no fixed hours of work.

(c)  Holidays
     --------

See Section 5. If the appointment terminates during the course of the holiday year the Employee will be entitled in respect of accrued holiday pay to a sum equal to that proportion of 20 days' remuneration which the number of complete calendar months he has worked during that year bears to twelve less one day's salary for each day's holiday taken during that year. If this calculation produces a negative amount a sum equal to that amount will be deduced from the Employee's final salary payment.

(d)  Pension
     -------

     A contracting out certificate is not in force in respect of the Employee's employment.

(e)  Disciplinary Procedure
     ----------------------

1. All disciplinary procedures will take place in a private location and will be completely confidential.

2. If Employee's conduct or performance does not meet acceptable standards following informal warnings Employee may be given a formal verbal warning.

3. If the offence is more serious or if there is no improvement following a verbal warning Employee may be given a written warning.

4. If there is no improvement following a final written warning, Employee may be dismissed.

5. In the event of allegations of gross misconduct Employee may be suspended on pay so that the Company can investigate the circumstances. Gross misconduct will normally result in dismissal, although, in exceptional circumstances Employee may be suspended without pay for up to 5 days and given a final warning.

6. The sorts of offence that the Company considers to be gross misconduct include theft, fraud, failure to follow company procedure for
dealing with customers  and  customer  records,   being  under  the  influence
of drink or non-prescribed drugs while at work, fighting and physical assault, refusal to carry out a reasonable instruction from your manager or supervisor, smoking in no smoking areas, racial or sexual harassment, serious negligence resulting in unacceptable loss or risk of injury, falsification or misuse of time cards, non-attendance at work without reasonable excuse. This list is for Employee's guidance and is not exhaustive.

(f)  Appeals Procedure
     -----------------

     Appeals against disciplinary action should be made within 5 days to the Board (or controller on his/her absence), in writing. The Board will conduct a further hearing before giving a decision, which will be final.

(g)  Grievance Procedure
     -------------------

1. The aim of the grievance procedure is to provide an open and fair way for Employee to make known Employee's complaints, and to have these complaints considered fairly and objectively by the Company.

2. Issues should first be raised informally with Employee's supervisor. If there is no agreement at this stage it should then be raised with Employee's manager.

3. Employee's manager will arrange a meeting and make a decision within 7 working days, holidays permitting. This decision will be final.

4. At this second stage Employee may be accompanied by a colleague if Employee wishes.

(h)  Collective Agreement
     -------------------

     There is no collective agreement applicable to the Employee's employment.

                                       13